Exhibit 99.1
    NEWS RELEASE

For more information, contact:
Jon Wilson
Chief Financial Officer
503-615-1685
jon.wilson@radisys.com

RADISYS REPORTS SECOND QUARTER 2015 RESULTS

Consolidated revenue of $47.0 million above guidance range;
Software-Systems revenue grew 36% year-on-year

HILLSBORO, OR - July 28, 2015 - Radisys Corporation (NASDAQ: RSYS), the services acceleration company, today announced financial results for the second quarter ended June 30, 2015.

Second Quarter Consolidated Financial Highlights

•	Consolidated revenue of $47.0 million;

•	Non-GAAP gross margin of 31.2%, an increase of 280 bps year-on-year;

•	Non-GAAP earnings per share of $0.03, an increase of $0.10 year-on-year; and

•	Cash generation of $2.7 million.

“In the second quarter, we continued to generate further momentum across our business, specifically within Software-Systems with strong revenue growth both sequentially and year-on-year,” said Brian Bronson, Radisys President and CEO. “Most notably, during the quarter we received an $11 million follow-on order from a large Asian carrier that selected our MediaEngine platform to enable all media processing in its VoLTE rollout. Also strategically significant during the quarter was the acceptance of additional FlowEngine lab units by the large North American carrier we are engaged with representing another tangible proof point for our new products. We continue to expect initial orders from this carrier for commercial deployments later in the second half of 2015. ”

Software-Systems Results

For the second quarter of 2015, Software-Systems revenue was $14.2 million, compared to $9.7 million in the prior quarter and $10.4 million in the second quarter of 2014, representing increases of 46% and 36%, respectively. Revenue growth was primarily driven by accelerating MediaEngine deployments in support of VoLTE rollouts, including partial delivery of the $11M order noted above, and revenue tied to acceptance of FlowEngine lab systems.

Gross margins were 56.1%, compared to 55.0% in the prior quarter and 55.9% in the second quarter of 2014. The sequential improvement in gross margins was the result of higher product shipments during the quarter.

Operating loss for the second quarter was $1.0 million, compared to a loss of $2.9 million in the prior quarter and a loss of $1.8 million in the second quarter of 2014. The improved operating results were attributable to strong revenue growth, partially offset by increased investment in the FlowEngine product line.

Embedded Products Results

For the second quarter of 2015, Embedded Products revenue was $32.9 million, compared to $39.0 million in the prior quarter and $39.6 million in the second quarter of 2014. While revenue was down both sequentially and year-

on-year largely resulting from legacy end-of-life product transitions, Embedded Products revenue came in above expectations due to continued strength from the segment’s core customer base.

Operating income for the second quarter was $2.4 million, compared to $4.0 million in the prior quarter and break even in the second quarter of 2014.

Consolidated Results

For the second quarter of 2015, revenue was $47.0 million, compared to $48.7 million in the prior quarter and $50.0 million in the second quarter of 2014.

On a GAAP basis, gross margin in the second quarter of 2015 was 26.8%, compared to 25.9% in the first quarter of 2015 and 24.0% in the second quarter of 2014. Second quarter 2015 GAAP operating expenses were $14.3 million, compared to $14.2 million in the previous quarter and $17.4 million in the second quarter of 2014. On a non-GAAP basis, second quarter 2015 gross margin was 31.2%, compared to 30.1% in the first quarter of 2015 and 28.4% in the second quarter of 2014. Second quarter 2015 gross margin improved 110 basis points sequentially due primarily to growth in Software-Systems revenue. Second quarter 2015 operating expenses on a non-GAAP basis were $13.3 million, compared to $13.6 million in the previous quarter and $16.1 million in the second quarter of 2014, reflecting the benefit of the Company’s cost-reduction initiatives.

For the second quarter of 2015, the Company recorded a GAAP net loss of $4.1 million, or $0.11 per share, compared to a GAAP net loss of $7.1 million, or $0.19 per share, in the first quarter of 2015 and GAAP net loss of $8.2 million, or $0.23 per share, in the second quarter of 2014. On a non-GAAP basis, the Company recorded a profit of $1.1 million, or $0.03 per diluted share, compared to a non-GAAP profit of $1.2 million, or $0.03 per diluted share, in the first quarter of 2015 and non-GAAP net loss of $2.5 million, or $0.07 per share, in the second quarter of 2014.

Third Quarter Outlook

•	Revenue is expected between $43 million and $47 million.

•	Non-GAAP gross margin is expected between 35% and 37% and non-GAAP R&D and SG&A expenses are expected to approximate $13.8 million.

•	Non-GAAP earnings are expected to range from $0.03 to $0.09 per share.

•	Cash is expected to decrease by approximately $1.0 million as the result of extended payment terms with the large Asian carrier deploying MediaEngine product.

2015 Outlook

•	Radisys increased its full year revenue outlook to now approximate $180 million, which is at the high end of the Company’s initial expectations of $160 to $180 million.

•
Cash generation, net of debt repayments, is now expected to be $7 million, down from prior guidance of $10 million. Given extended payment terms on the $11 million MediaEngine order secured in the second quarter of 2015, over $3 million of customer payments are now expected in the first quarter of 2016.

•	All other guidance remains unchanged from the Company’s press release dated February 3, 2015.

Conference Call and Webcast Information

Radisys will host a conference call on Tuesday, July 28, 2015 at 5:00 p.m. ET to discuss its second quarter 2015 results and financial outlook for the third quarter of 2015.

To participate in the live conference call, dial 888-333-0027 in the U.S. and Canada or 706-634-4990 for all other countries and reference conference ID # 83628311.  The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. on Tuesday, August 11, 2015. To access the replay, dial 855-859-2056 or 404-537-3406 and reference conference ID# 83628311.  A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

About Radisys

Radisys (NASDAQ: RSYS) helps communications and content providers, and their strategic partners, create new revenue streams and drive cost out of their services delivery infrastructure. Radisys’ service aware traffic distribution platforms, real-time media processing engines and wireless access technologies enable its customers to maximize, virtualize and monetize their networks.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business strategy, changes in reporting segments financial outlook and expectations for 2015 and for the third quarter 2015, and statements related to revenue and gross margins from our respective segments and product lines, investments in future growth, expense savings or reductions, increased profitability, product line focus, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, customer requirements, outcome of product trials, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) customer implementation of traffic management solutions, (b) the outcome of product trials, (c) the market success of customers' products and solutions, (d) the development and transition of new products and solutions, (e) the enhancement of existing products and solutions to meet customer needs and respond to emerging technological trends, (f) the Company's dependence on certain customers and high degree of customer concentration, (g) the Company's use of one contract manufacturer for a significant portion of the production of its products, including the success of transitioning contract manufacturing partners, (h) the anticipated amount and timing of revenues from design wins due to the Company's customers' product development time, cancellations or delays, (i) matters affecting the software and embedded product industry, including changes in industry standards, changes in customer requirements and new product introductions, (j) actions by regulatory authorities or other third parties, (k) cash generation, (l) changes in tariff and trade policies and other risks associated with foreign operations, (m) fluctuations in currency exchange rates, (n) the ability of the Company to successfully complete any restructuring, acquisition or divestiture activities, (o) risks relating to fluctuations in the Company's operating results, the uncertainty of revenues and profitability and the potential need to raise additional funding and (p) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2014, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of July 28, 2015. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense, (c) restructuring and other charges (reversals), net, (d) non-cash income tax expense, (e) gain on life insurance asset and (f) gain on sale of land held for sale. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the

Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Radisys® and Trillium® are registered trademarks of Radisys

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues	$47,049	$49,964	$95,736	$93,763
Cost of sales:
Cost of sales	32,468	35,902	66,535	66,499
Amortization of purchased technology	1,980	2,055	3,974	4,109
Gross margin	12,601	12,007	25,227	23,155
Operating expenses:
Research and development	6,840	8,408	13,564	16,827
Selling, general and administrative	7,475	8,953	14,975	18,549
Intangible assets amortization	1,260	1,260	2,520	2,557
Restructuring and other charges, net	559	815	4,694	2,115
Loss from operations	(3,533)	(7,429)	(10,526)	(16,893)
Interest expense	(103)	(345)	(320)	(632)
Other income, net	161	157	558	336
Loss before income tax expense	(3,475)	(7,617)	(10,288)	(17,189)
Income tax expense	644	594	884	1,456
Net loss	$(4,119)	$(8,211)	$(11,172)	$(18,645)

Net loss per share:
Basic	$(0.11)	$(0.23)	$(0.30)	$(0.57)
Diluted	$(0.11)	$(0.23)	$(0.30)	$(0.57)
Weighted average shares outstanding
Basic	36,741	36,096	36,695	32,980
Diluted	36,741	36,096	36,695	32,980

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$18,549	$31,242
Accounts receivable, net	38,951	43,845
Inventories and inventory deposit, net	14,815	18,475
Other current assets	6,715	9,822
Total current assets	79,030	103,384
Property and equipment, net	7,625	9,786
Intangible assets, net	36,730	43,224
Other assets, net	3,788	4,326
Total assets	$127,173	$160,720

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$25,991	$33,679
Deferred revenue	6,570	6,204
Other accrued liabilities	13,370	12,261
Line of credit	10,000	10,000
Convertible senior notes	—	18,000
Total current liabilities	55,931	80,144
Other long-term liabilities	3,035	2,800
Total liabilities	58,966	82,944
Shareholders' equity:
Common stock	335,893	334,024
Accumulated deficit	(267,843)	(256,671)
Accumulated other comprehensive income	157	423
Total shareholders’ equity	68,207	77,776
Total liabilities and shareholders’ equity	$127,173	$160,720

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss	$(4,119)	$(8,211)	$(11,172)	$(18,645)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	4,696	5,091	9,474	10,336
Stock-based compensation expense	1,140	1,460	1,799	2,581
Other	346	796	730	3,570
Changes in operating assets and liabilities:
Accounts receivable	2,843	(4,466)	4,907	(565)
Inventories	607	3,953	3,376	4,338
Other receivables	(1,376)	(5,389)	2,507	(7,096)
Accounts payable	594	2,393	(7,589)	(320)
Deferred revenue	(885)	1,545	366	4,336
Other operating assets and liabilities	(860)	710	2,216	(3,857)
Net cash provided by (used in) operating activities	2,986	(2,118)	6,614	(5,322)
Cash flows from investing activities:
Capital expenditures	(406)	(599)	(1,046)	(1,277)
Net cash used in investing activities	(406)	(599)	(1,046)	(1,277)
Cash flows from financing activities:
Borrowings on line of credit	1,500	—	8,500	—
Payments on line of credit	(1,500)	(5,000)	(8,500)	(5,000)
Repayment of convertible senior notes	—	—	(18,000)	—
Proceeds from issuance of common stock	73	140	167	21,020
Other financing activities, net	(11)	(66)	(97)	(301)
Net cash provided by (used in) financing activities	62	(4,926)	(17,930)	15,719
Effect of exchange rate changes on cash and cash equivalents	61	(15)	(331)	4
Net increase (decrease) in cash and cash equivalents	2,703	(7,658)	(12,693)	9,124
Cash and cash equivalents, beginning of period	15,846	42,264	31,242	25,482
Cash and cash equivalents, end of period	$18,549	$34,606	$18,549	$34,606

REVENUES, GROSS MARGIN AND INCOME (LOSS) FROM OPERATIONS BY OPERATING SEGMENT
(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue
Software-Systems	$14,170	$10,400	$23,859	$18,241
Embedded Products and Hardware Services	32,879	39,564	71,877	75,522
Total revenues	$47,049	$49,964	$95,736	$93,763

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Gross margin
Software-Systems	$7,945	$5,816	$13,273	$11,014
Embedded Products and Hardware Services	6,725	8,397	16,069	16,532
Corporate and other	(2,069)	(2,206)	(4,115)	(4,391)
Total gross margin	$12,601	$12,007	$25,227	$23,155

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Income (loss) from operations
Software-Systems	$(967)	$(1,848)	$(3,869)	$(4,712)
Embedded Products and Hardware Services	2,373	9	6,330	(819)
Corporate and other	(4,939)	(5,590)	(12,987)	(11,362)
Total loss from operations	$(3,533)	$(7,429)	$(10,526)	$(16,893)

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2015		2014		2015		2014
North America	$18,714	39.7%	$19,604	39.3%	$39,931	41.7%	$36,434	38.9%
Asia Pacific	21,625	46.0	15,600	31.2	38,810	40.5	33,095	35.3
Europe, the Middle East and Africa	6,710	14.3	14,760	29.5	16,995	17.8	24,234	25.8
Total	$47,049	100.0%	$49,964	100.0%	$95,736	100.0%	$93,763	100.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2015		2014		2015		2014
GROSS MARGIN:
GAAP gross margin	$12,601	26.8%	$12,007	24.0%	$25,227	26.4%	$23,155	24.7%
(a) Amortization of acquired intangible assets	1,980		2,055		3,973		4,109
(b) Stock-based compensation	89		151		142		282
Non-GAAP gross margin	$14,670	31.2%	$14,213	28.4%	$29,342	30.6%	$27,546	29.4%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$6,840	14.5%	$8,408	16.8%	$13,564	14.2%	$16,827	17.9%
(b) Stock-based compensation	257		324		389		553
Non-GAAP research and development	$6,583	14.0%	$8,084	16.2%	$13,175	13.8%	$16,274	17.4%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$7,475	15.9%	$8,953	17.9%	$14,975	15.6%	$18,549	19.8%
(b) Stock-based compensation	794		985		1,268		1,746
Non-GAAP selling, general and administrative	$6,681	14.2%	$7,968	15.9%	$13,707	14.3%	$16,803	17.9%

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(3,533)	(7.5)%	$(7,429)	(14.9)%	$(10,526)	(11.0)%	$(16,893)	(18.0)%
(a) Amortization of acquired intangible assets	3,240		3,315		6,494		6,666
(b) Stock-based compensation	1,140		1,460		1,799		2,581
(c) Restructuring and acquisition-related charges, net	559		815		4,694		2,115
Non-GAAP income (loss) from operations	$1,406	3.0%	$(1,839)	(3.7)%	$2,461	2.6%	$(5,531)	(5.9)%

NET INCOME (LOSS):
GAAP net loss	$(4,119)	(8.8)%	$(8,211)	(16.4)%	$(11,172)	(11.7)%	$(18,645)	(19.9)%
(a) Amortization of acquired intangible assets	3,240		3,315		6,494		6,666
(b) Stock-based compensation	1,140		1,460		1,799		2,581
(c) Restructuring and acquisition-related charges, net	559		815		4,694		2,115
(d) Income taxes	314		119		498		596
Non-GAAP net income (loss)	$1,134	2.4%	$(2,502)	(5.0)%	$2,313	2.4%	$(6,687)	(7.1)%

GAAP weighted average diluted shares	36,741		36,096		36,695		32,980
Dilutive equity awards included in
non-GAAP earnings per share	193		—		151		—
Non-GAAP weighted average diluted shares	36,934		36,096		36,846		32,980
GAAP net loss per share (diluted)	$(0.11)		$(0.23)		$(0.30)		$(0.57)
Non-GAAP adjustments detailed above	0.14		0.16		0.36		0.37
Non-GAAP net income (loss) per share (diluted)	$0.03		$(0.07)		$0.06		$(0.20)

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	September 30, 2015
	Low End	High End
GAAP net loss	(4.0)	(1.8)
(a) Amortization of acquired intangible assets	3.3	3.3
(b) Stock-based compensation	1.1	1.1
(c) Restructuring and acquisition-related charges, net	0.5	0.4
(d) Income taxes	0.3	0.2
Total adjustments	5.2	5.0
Non-GAAP net income	$1.2	$3.2

GAAP weighted average shares	37,000	37,000
Non-GAAP adjustments	200	200
Non-GAAP weighted average shares (diluted)	37,200	37,200

GAAP net loss per share	(0.11)	(0.05)
Non-GAAP adjustments detailed above	0.14	0.12
Non-GAAP net income per share (diluted)	$0.03	$0.09

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
September 30, 2015
GAAP	31.4%
(a) Amortization of acquired intangible assets	4.4
(b) Stock-based compensation	0.2
Non-GAAP	36.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
September 30, 2015
GAAP	$14.8
(b) Stock-based compensation	1.0
Non-GAAP	$13.8

Non-GAAP financial measures includes the performance of Software-Systems and Embedded Products and Hardware Services.
The Company excludes the following corporate and other expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring and other charges, net: Restructuring and other charges, net relates to costs associated with non-recurring events. These include costs incurred for employee severance, acquisition or divestiture activities, excess facility costs, certain legal costs, asset related charges and other expenses associated with business restructuring activities. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(d) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.